
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         DEC-31-2000
<CASH>                                               125,243
<SECURITIES>                                         1,495,513
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       21,161,242<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           20,645,078
<TOTAL-LIABILITY-AND-EQUITY>                         21,161,242<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     75,726<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     244,845<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,657,890)<F5>
<EPS-BASIC>                                          (44.97)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets: Investments in Local Limited Partnerships, net of
$19,518,164 and Other assets of $22,322
<F2>Included in Total Liabilities and Equity: Accounts payable to affiliate of
$476,022 and Accrued expenses of $40,142
<F3>Inclued in Total Revenue: Investment of $74,696 and Other of $1,030
<F4>Included in Other expenses: Asset management fees,related party of $158,037,
  General and administrative of $55,466, Provision for valuation for $8,884 and Amortization of $22,458
<F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of
 $(1,488,771)

